Exhibit (a)(1)(vi)
Notice of Withdrawal of Tender
Regarding Shares in Willow Tree Capital Corporation
Dated June 25, 2026
The Offer and withdrawal rights will expire on July 29, 2026 and this Notice of Withdrawal must be received by
the Company’s Transfer Agent, either by mail or by e-mail, by 11:59 p.m.,
Eastern Time, on July 29, 2026, unless the Offer is extended
Complete this Notice of Withdrawal and follow the transmittal instructions included herein
IF YOU SUBMITTED YOUR TENDER OFFER THROUGH A FINANCIAL INTERMEDIARY: PLEASE SEND COMPLETED FORMS TO YOUR FINANCIAL ADVISOR / PORTFOLIO MANAGER
You are responsible for confirming that this Notice is received timely by the Company’s Transfer Agent. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Company.
OR
IF YOU SUBMITTED YOUR TENDER OFFER DIRECTLY TO THE COMPANY’S TRANSFER AGENT: PLEASE SEND COMPLETED FORMS TO THE COMPANY’S TRANSFER AGENT AT:

Regular Mail:	State Street Bank and Trust Company Attn: Willow Tree Capital Corporation P.O. Box 5493 Boston, MA 02206

Overnight Mail:	State Street Bank and Trust Company Attn: Willow Tree Capital Corporation 1776 Heritage Drive JAB/3 North Quincy, MA 02171

E-mail:	WillowTreeBDCTA_INQ@statestreet.com
Dear Shareholder:
Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Account Name/Registration:
Account #:
Address:
City, State, Zip:
Telephone Number:
Email Address:
The undersigned represents that the undersigned is the beneficial owner of the shares in the Company to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Custodian Print Name of Authorized Signatory (and Title if applicable)	Date